UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

TransMedics Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Investor Rights Agreement

On May 6, 2019, in connection with the completion of the previously announced corporate reorganization of TransMedics Group, Inc., a Massachusetts corporation (the “Company”), and the closing of the Company’s initial public offering (the “IPO”) of its common stock, no par value per share (the “Common Stock”), the Company entered into the Ninth Amended and Restated Investor Rights Agreement, dated as of May 1, 2019 (the “Investor Rights Agreement”), with TransMedics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“TransMedics”), and the shareholders party thereto, substantially in the form previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-230736), as amended (the “Registration Statement”). The Investor Rights Agreement grants the shareholders party thereto the right, 180 days following the date of the closing of the IPO, to demand that the Company file a registration statement or request that their shares be included in a registration statement that the Company otherwise files, subject to certain limitations.

This description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.1 herewith and incorporated herein by reference.

Credit Agreement

On May 6, 2019, the Company entered into a Supplement to Guarantee and Supplement to Pledge and Security Agreement (collectively, the “Supplements”), each in favor of OrbiMed Royalty Opportunities II, L.P., in the forms previously filed as Exhibits 10.29 and 10.30 to the Registration Statement. Pursuant to the Supplements, the Company has agreed to guarantee all of the obligations of TransMedics under its existing term loan facility and has granted a security interest in substantially all of its assets to secure such guarantee.

This description of the Supplements is not complete and is qualified in its entirety by reference to the full text of the Supplements, copies of which are filed as Exhibits 10.2 and 10.3, respectively, herewith and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 concerning the Supplements is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 1.01 concerning the Investor Rights Agreement is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Registration Statement, on May 1, 2019, James Gilbert tendered his expected resignation from the Board of Directors of the Company, effective upon the execution of the underwriting agreement related to the IPO. Mr. Gilbert served on the Company’s Board of Directors since June 2016. Following Mr. Gilbert’s resignation, the Board of Directors of the Company reduced the size of the Board of Directors to six members.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Ninth Amended and Restated Investor Rights Agreement, dated as of May 6, 2019, by and among TransMedics Group, Inc., TransMedics, Inc. and the shareholders party thereto.

10.2	Supplement to Guarantee, dated as of May 6, 2019, by TransMedics Group, Inc. in favor of OrbiMed Royalty Opportunities II, LP.

10.3	Supplement to Pledge and Security Agreement, dated as of May 6, 2019, by TransMedics Group, Inc. in favor of OrbiMed Royalty Opportunities II, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: May 6, 2019	By:	/s/ Stephen Gordon
Name: Stephen Gordon
Title: Chief Financial Officer, Treasurer and Secretary